Exhibit 10.1

SCHEDULE FOR FORM OF CONVERSION AGREEMENT

Schedule of Conversion Holders.

The form of the Conversion Agreement follows.

8.5% Convertible Notes

Jason Lourenco

Phillippa Gunther Adelman UTMA-NY

Jasper Gunther Adelman UTMA-NY

Brian Roth

Robert J. Neborsky, M.D., Inc. Combination Retirement Trust

Gene H. Levick & Adriene K. Levick

David Wiener Revocable Trust

Michael Stone

Rick van den Toorn

Sanjeeva Rao and Kusuma Rao, husband and wife

2000 Brinkman Family Trust

Lara Taylor, Custodian FBO Annah Grace Taylor, N.C. Unf. Transfer to Minors Act

Lara Taylor, Custodian FBO Ella Mae Taylor, N.C. Unf. Transfer to Minors Act

Matthew Balk, Custodian for David Balk

Matthew Balk, Custodian for David Balk

10% Convertible Notes

R. Jerry Falkner

Thomas G. Schuster

Vestal Venture Capital

Robert J. and Sandra S. Neborsky Living Trust

Larry R. and Dorothy Austin

Paul D. Whaley

Jaffe 2001 Irrevocable Trust

Jennifer Jaffe, Louis Jaffe Trustee

Lara Taylor, Louis Jaffe Trustee

Dianna Jaffe, Custodian FBO Ashton Trevor Jaffe, N.C. Unf. Transfer to Minors Act

Matthew Balk

Mark P. Siegel

James R. Simpson

7.5% Promissory Note

Alpha Wealth Management, Ltd.

THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF THE CONVERTIBLE NOTES PAYABLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE COMMON STOCK MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR, AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE, CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SUCH ACT.

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (this “Agreement”) by and among Silvergraph International, Inc., a Nevada corporation (the “Company”), Jason Lourenco (each a “Holder” and collectively “Holders”), is dated as of January 18, 2008.

RECITALS

WHEREAS, the Company and the Holders are executing this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall convert the debt evidenced by certain convertible notes (the “Notes”) as listed on Exhibit A, attached hereto and incorporated by reference, into common stock of the Company

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Holders hereby agree:

1.

The Company shall convert such Notes only in the event that all of the current debt holders of the Company agree to convert their note(s) pursuant to terms substantially similar to those contained herein.

2.

Each Holder shall be entitled to convert the amount due, including principal and interest, under the Notes into that number of fully-paid and non-assessable shares of the Company’s common stock at a conversion rate set forth in Exhibit A (the “Notice of Conversion”)

3.

Each holder shall deliver to the Company’s principal offices via facsimile (562-696-0090) a notice of conversion, in the form attached hereto as Exhibit A.  After delivery to the Company of the Notice of Conversion, the Company shall deliver not later than ten (10) business days to the address of the Holder a certificate or certificates for the number of shares of common stock to which the Holder shall be entitled as aforesaid.

4.

Upon conversion of the Notes the Holders shall be entitled to vote the shares on any and all matters brought to a vote of shareholders of common stock.  The Holders shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Company’s bylaws and applicable statutes.  However, for a period of one year after each Note conversion, the Holders agree to:

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a.

Vote the shares acquired in the conversion to approve any conversion, plan of exchange or merger adopted by the Company’s board of directors and submitted to the Company’s shareholders for approval, and

b.

Abstain from exercising dissenters’ rights for the shares acquired in the conversion in the event of any shareholder approval of any conversion, plan of exchange or merger of the Company.

5.

This Agreement and any provision hereof may be amended only by an instrument in writing signed by the Company and the Holder.

6.

In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

IN WITNESS THEREOF, the undersigned have executed this Conversion Agreement.

COMPANY:

SILVERGRAPH INTERNATIONAL, INC.

By:	/s/ James R. Simpson
James R. Simpson

HOLDER(S):

/s/ Jason Lourenco
Jason Lourenco

EXHIBIT A - NOTICE OF CONVERSION

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